Exhibit 99.1

PRESS RELEASE

For more information contact:	July 18, 2007
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP ANNOUNCES

EARNINGS OF $0.43 PER DILUTED SHARE

FOR THE SECOND QUARTER OF 2007

SECOND QUARTER 2007 HIGHLIGHTS:

•	EPS of $0.43

•	Net interest margin expanded 20 basis points to 3.66% from the first quarter of 2007

•	Core noninterest income increased 18% over the same quarter of the prior year

•	Continued excellent credit quality - Nonperforming assets ratio of 0.29%; Annualized net charge-off ratio of 0.20% for the quarter and 0.13% for the first six months

•	Improved efficiency ratio of 56.20%

•	Successful acquisition and integration of Commercial Bankshares, Inc.; Florida deposits now exceed $10 billion

MONTGOMERY, AL. - The Colonial BancGroup, Inc. Chairman, CEO and President, Robert E. Lowder, announced today that the Company’s earnings for the quarter ended June 30, 2007 were $0.43 per diluted share. Net income for the quarter was $66 million.

Colonial’s net interest income for the quarter increased 6% over the first quarter of 2007. The strong increase in net interest income was attributable to a 20 basis point increase in the Company’s net interest margin primarily as a result of the sale of low yielding investments and the corresponding reduction in wholesale borrowings at the beginning of the quarter. The net interest margin increased to 3.66% for the quarter, up from 3.46% for the first quarter of 2007.

In June 2007, the Company completed the acquisition and integration of Commercial Bankshares, Inc. of Florida (CLBK), headquartered in Miami, Florida. CLBK had $1.1 billion in assets and $824 million in deposits on the date of acquisition. “Our recent acquisition of Commercial reflects our strategy to selectively acquire high quality banks which will expand and enhance Colonial’s revenue generating capability in some of the fastest growing markets in the country,” said Mr. Lowder.

Average deposits, excluding the impact of the acquisition of Commercial Bankshares, Inc., grew $225 million or 6% annualized from the first quarter of 2007. Significantly, average noninterest bearing transaction accounts grew 15% annualized over the first quarter of 2007, excluding the acquisition. “The excellent deposit growth reflects our effort to take advantage of the competitive opportunities in our markets caused by the mergers of other financial institutions. We are pleased with the growth in the Alabama franchise which grew average deposits by 10% annualized during the quarter,” said Mr. Lowder.

Average loans, excluding mortgage warehouse lending, first quarter loan sales and the acquisition, grew by $83 million or 2% annualized over the first quarter of 2007. Credit quality remained strong during the quarter. Colonial’s nonperforming assets ratio at June 30, 2007 was 0.29%. Annualized net charge-offs were 0.20% of average loans for the second quarter of 2007 and were 0.13% for the first six months of 2007. The allowance for loan losses was 1.15% of total loans and represented 391% of nonperforming assets at June 30, 2007.

“The news from the financial sector for the past three months has been largely focused on the sub-prime situation and has been decidedly gloomy. Some years ago at Colonial, we made the conscious decision not to enter the sub-prime business, and, fortunately, sub-prime issues don’t affect the Company. However, Colonial is not immune from current market conditions. The seven basis point increase in nonperforming assets and in net charge-offs over the first quarter speaks for itself, but we are pleased with that relatively small accretion. Naturally we have engaged in an extensive analysis of our entire asset portfolio, and because of our stringent underwriting standards, we do not currently see any systemic risk unique to Colonial. We continue to be committed to prudent management of credit risks,” said Mr. Lowder.

Average mortgage warehouse lending assets grew by $727 million or 35% over the first quarter of 2007. The mortgage warehouse division ended the quarter with record assets under management of $4.4 billion.

Core noninterest income, which excludes securities gains and losses, and gains on the sales of merchant services and mortgage loans, increased 14% over the first quarter of 2007 and 18% over the same quarter of the prior year. The increase over the first quarter was primarily from retail banking fees, financial planning services and income from joint venture activities. Total noninterest income included a $4.9 million gain on the sale of the Company’s merchant services business in the quarter. Colonial will continue to provide merchant services to its customers as an agent bank of Colonial’s third party service provider.

Core noninterest expense was $137.3 million in the current quarter which was a $7 million increase over the first quarter. The second quarter reflected one month of expenses from the Commercial Bankshares acquisition, $1.5 million of additional advertising costs and increases in other expenses. The Company’s efficiency ratio for core earnings improved from 57.38% in the first quarter of 2007 to 56.20% in the current quarter.

In late May, Colonial issued $300 million of REIT preferred securities with a 7.114% dividend rate. Colonial used a portion of the proceeds from the REIT preferred issuance to prepay $100 million of trust preferred securities which bore interest at 8.32%, resulting in the recognition of $2.5 million of net losses on the early extinguishment of debt.

Colonial also announced today, in a separate release, that it has entered into a definitive agreement to acquire Citrus & Chemical Bancorporation, Inc. (C&C). C&C is based in

Lakeland, Florida, has total assets of $876 million, total deposits of $727 million and net loans of $514 million. C&C currently operates 10 full service offices in Polk county, located in the high growth I-4 corridor between Tampa and Orlando. Once completed, contingent on the usual approvals, this transaction will strengthen Colonial’s position as the fifth largest commercial bank in Florida with 192 branches, approximately $11 billion in deposits and $15.8 billion in assets in that state.

Colonial BancGroup operates 321 branches in Florida, Alabama, Georgia, Nevada and Texas with more than $23 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In most newspapers, the stock is listed as ColBgp.

Colonial’s management has scheduled a conference call on July 18, 2007 at 3 p.m. ET to discuss the earnings results for the second quarter. Individuals are encouraged to listen to the live webcast and view a slide presentation that will be available on Colonial’s web site at www.colonialbank.com. The webcast will be hosted under “Events and Presentations” located under the “Investor Relations” section of the website. To participate in the Q&A session of the conference call, dial (877) 502-9272 (Domestic Toll-Free) or (913) 981-5581 (Toll International), (Leader: Lisa Free). A replay of the conference call will be available beginning at 6 p.m. ET on July 18, 2007 and ending at midnight on July 23, 2007 by dialing (888) 203-1112 (Domestic Toll-Free) or (719) 457-0820 (Toll International). The passcode for both numbers is 3486760.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “potential” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2007 and beyond;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current and future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary (Dollars in millions)	June 30, 2007	Dec 31, 2006	% Change Dec ’06 to June ’07
Total assets	$23,823	$22,784	5%
Loans, excluding mortgage warehouse loans	15,268	15,197	0%
Mortgage warehouse assets	2,885	2,311	25%
Mortgage warehouse assets under management	4,385	4,311	2%
Total securities	2,720	3,085	-12%
Non-time deposits	9,673	9,093	6%
Total deposits	17,084	16,091	6%
Shareholders’ equity	2,210	2,057	7%

	Three Months Ended		% Change Mar ‘07 to June ‘07	Six Months Ended		% Change June 30, ’06 to ’07
Earnings Summary (In thousands, except per share amounts)	June 30, 2007	Mar 31, 2007		June 30, 2007	June 30, 2006
Net Income:
Net interest income	$190,217	$179,945	6%	$370,162	$380,247	-3%
Provision for loan losses	6,105	2,250	171%	8,355	17,292	-52%
Core noninterest income	52,765	46,394	14%	99,159	86,374	15%
Securities and derivatives gains, net	1,116	981	14%	2,097	4,228	-50%
Securities restructuring charges	—	(36,006)	NM	(36,006)	—	NM
Gain on sale of mortgage loans	—	3,850	NM	3,850	—	NM
Gain on sale of merchant services	4,900	—	NM	4,900	—	NM
Gain on sale of Goldleaf	—	—	NM	—	2,829	NM

Total noninterest income	58,781	15,219	286%	74,000	93,431	-21%
Core noninterest expense	137,336	130,291	5%	267,627	257,087	4%
Severance expense	520	3,025	-83%	3,545	—	NM
Merger related expenses	1,116	429	160%	1,545	—	NM
Net losses related to the early extinguishment of debt	2,512	4,396	-43%	6,908	—	NM

Total noninterest expense	141,484	138,141	2%	279,625	257,087	9%
Minority interest expense/REIT preferred dividends	2,312	—	NM	2,312	—	NM
Income before tax	99,097	54,773	81%	153,870	199,299	-23%
Income tax	32,978	18,294	80%	51,272	67,761	-24%

Net Income	$66,119	$36,479	81%	$102,598	$131,538	-22%

DILUTED EARNINGS PER SHARE:
EPS - GAAP	$0.43	$0.24	79%	$0.66	$0.85	-22%
Restructuring charges, net of tax (1)	0.01	0.17		0.19	—

EPS - Excluding restructuring charges	$0.44	$0.41	7%	$0.85	$0.85	0%

Average diluted shares outstanding	155,176	153,450		154,336	155,304
KEY RATIOS:
Net interest margin	3.66%	3.46%	6%	3.56%	3.84%	-7%
Book value per share	$14.04	$13.71	2%	$14.04	$12.69	11%
Dividends paid per share	$0.1875	$0.1875	0%	$0.3750	$0.3400	10%

(1)	Includes securities restructuring charges and net losses related to the early extinguishment of debt.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	2nd Qtr. 2007	1st Qtr. 2007	4th Qtr. 2006	3rd Qtr. 2006	2nd Qtr. 2006	Six Months Ended
Earnings Summary (Dollars in thousands, except per share amounts)						June 30, 2007	June 30, 2006
Net interest income	$190,217	$179,945	$184,468	$190,552	$192,087	$370,162	$380,247
Provision for loan loss	6,105	2,250	3,400	1,450	4,950	8,355	17,292
Noninterest income:
Service charges on deposit accounts	18,694	17,679	18,884	16,642	15,332	36,373	29,545
Electronic banking	4,648	4,401	4,356	4,470	4,279	9,049	8,386
Other retail banking fees	3,255	3,612	3,543	3,618	3,754	6,867	7,275

Retail banking fees	26,597	25,692	26,783	24,730	23,365	52,289	45,206
Financial planning services	4,283	3,822	3,316	3,944	3,665	8,105	6,794
Mortgage banking origination and sales	3,660	3,187	3,706	3,154	3,783	6,847	6,680
Mortgage warehouse fees	6,332	6,955	6,935	6,105	6,021	13,287	12,283
Bank-owned life insurance	5,002	4,955	3,797	4,242	3,976	9,957	7,915
Other income	6,891	1,783	4,904	3,631	4,063	8,674	7,496

Core noninterest income	52,765	46,394	49,441	45,806	44,873	99,159	86,374
Securities and derivatives gains, net	1,116	981	388	156	—	2,097	4,228
Securities restructuring charges	—	(36,006)	—	—	—	(36,006)	—
Gain on sale of mortgage loans	—	3,850	—	—	—	3,850	—
Gain on sale of merchant services	4,900	—	—	—	—	4,900	—
Gain on sale of Goldleaf	—	—	—	—	—	—	2,829

Total noninterest income	58,781	15,219	49,829	45,962	44,873	74,000	93,431
Noninterest expense:
Salaries and employee benefits	70,256	69,554	67,432	72,472	70,915	139,810	139,708
Occupancy expense of bank premises, net	18,722	18,505	18,210	17,188	16,406	37,227	31,940
Furniture and equipment expense	13,350	13,122	12,953	12,333	11,907	26,472	23,299
Professional services	4,628	4,100	4,773	4,340	4,917	8,728	9,352
Electronic banking and other retail banking expenses	5,507	4,212	4,418	3,061	3,103	9,719	6,041
Advertising	3,683	2,215	2,514	2,278	3,103	5,898	5,990
Amortization of intangible assets	3,201	3,051	3,050	3,051	3,051	6,252	6,108
Communications	2,900	2,991	2,919	2,838	2,501	5,891	5,088
Postage and courier	2,692	2,639	2,407	2,798	2,678	5,331	5,271
Travel	1,950	1,739	2,127	2,129	2,144	3,689	3,945
Other expense	10,447	8,163	9,313	9,497	10,501	18,610	20,345

Core noninterest expense	137,336	130,291	130,116	131,985	131,226	267,627	257,087
Severance expense	520	3,025	413	—	—	3,545	—
Merger related expenses	1,116	429	—	—	—	1,545	—
Net losses related to the early extinguishment of debt	2,512	4,396	—	—	—	6,908	—

Total noninterest expense	141,484	138,141	130,529	131,985	131,226	279,625	257,087
Minority interest expense/REIT preferred dividends	2,312	—	—	—	—	2,312	—
Income before tax	99,097	54,773	100,368	103,079	100,784	153,870	199,299
Income tax	32,978	18,294	34,125	35,047	34,266	51,272	67,761

Net Income	$66,119	$36,479	$66,243	$68,032	$66,518	$102,598	$131,538

Earnings per share - Diluted	$0.43	$0.24	$0.43	$0.44	$0.43	$0.66	$0.85
Selected ratios
Return on average assets*	1.15%	0.64%	1.16%	1.19%	1.21%	0.90%	1.22%
Return on average equity*	12.24%	7.15%	12.85%	13.51%	13.58%	9.77%	13.51%
Efficiency ratio(1)	56.20%	57.38%	55.55%	55.77%	55.31%	56.77%	55.02%
Noninterest income(1)/ avg assets*	0.92%	0.82%	0.86%	0.80%	0.82%	0.87%	0.80%
Noninterest expense(1)/ avg assets*	2.38%	2.26%	2.29%	2.33%	2.39%	2.32%	2.36%
Net interest margin	3.66%	3.46%	3.53%	3.64%	3.81%	3.56%	3.84%
Equity to assets	9.28%	9.09%	9.03%	9.03%	8.53%
Tier one leverage	7.95%	7.41%	7.81%	7.65%	7.90%
Tangible capital ratio	5.65%	6.36%	6.26%	6.20%	5.74%

(1)	These ratios utilize core noninterest income and core noninterest expense.

*	Annualized

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION (Dollars in thousands)	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006
Assets:
Cash and due from banks	$373,978	$359,233	$425,148	$371,898	$393,945
Interest bearing deposits in banks, federal funds sold	11,716	238,105	17,534	84,484	168,696
Securities purchased under agreements to resell - MWL	695,827	827,610	605,937	593,572	609,262
Securities purchased under agreements to resell - Other	500,000	500,000	—	—	—
Total securities (AFS and HTM)	2,720,205	3,386,146	3,085,488	2,960,443	2,866,380
Loans held for sale	2,040,352	1,113,998	1,474,000	1,322,318	1,873,025
Total loans, net:
Mortgage warehouse loans	189,354	166,552	281,693	282,985	371,787
Loans, excluding mortgage warehouse loans	15,267,693	14,754,924	15,197,196	15,232,710	15,174,136
Less: Allowance for loan losses	(178,274)	(172,602)	(174,850)	(176,117)	(177,139)

Loans, net	15,278,773	14,748,874	15,304,039	15,339,578	15,368,784
Premises and equipment, net	464,911	426,893	407,696	372,980	356,619
Intangible assets, net	915,379	671,282	674,333	677,383	680,477
Bank-owned life insurance	467,240	462,238	457,812	354,004	350,998
Accrued interest and other assets	354,581	337,523	332,262	335,903	342,647

Total Assets	$23,822,962	$23,071,902	$22,784,249	$22,412,563	$23,010,833

Liabilities and Shareholders’ Equity:
Noninterest bearing transaction accounts	$3,166,851	$2,964,585	$2,869,845	$2,849,718	$3,639,310
Interest bearing transaction accounts	6,505,883	6,444,194	6,222,818	6,188,859	6,137,708

Total non-time deposits	9,672,734	9,408,779	9,092,663	9,038,577	9,777,018
Time deposits	7,052,084	6,532,932	6,596,827	6,473,436	6,263,428
Brokered time deposits	359,245	441,012	401,564	283,199	488,713

Total deposits	17,084,063	16,382,723	16,091,054	15,795,212	16,529,159
Repurchase agreements	613,289	768,705	832,672	882,561	948,327
Federal funds purchased and other short-term borrowings	535,320	511,076	1,133,000	1,285,000	1,136,893
Long-term debt	2,919,387	3,051,628	2,522,273	2,278,391	2,296,326
Other liabilities	167,937	261,442	147,915	147,298	138,113

Total liabilities	21,319,996	20,975,574	20,726,914	20,388,462	21,048,818
Minority interest/REIT preferred securities	293,278	—	—	—	—
Total shareholders’ equity	2,209,688	2,096,328	2,057,335	2,024,101	1,962,015

Total Liabilities and Shareholders’ Equity	$23,822,962	$23,071,902	$22,784,249	$22,412,563	$23,010,833

Common Shares Issued	163,102,683	156,662,992	156,258,708	156,196,005	156,013,266
Common Shares Outstanding	157,378,056	152,954,065	152,852,381	153,265,378	154,653,339

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	June 30, 2007			March 31, 2007			June 30, 2006
	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, excluding mortgage warehouse loans, net of unearned income (2)	$14,945,845	$289,696	7.77%	$15,153,371	$289,572	7.74%	$15,004,219	$284,251	7.60%
Mortgage warehouse loans	166,867	3,537	8.50%	195,951	3,902	8.08%	384,701	6,961	7.26%
Loans held for sale (2)	1,881,595	32,180	6.86%	1,287,027	21,981	6.93%	1,224,542	20,678	6.77%
Securities (2)	2,595,580	36,438	5.62%	3,265,920	43,005	5.27%	2,948,540	37,147	5.04%
Securities purchased under agreements to resell - MWL	810,840	14,129	6.99%	639,052	11,023	7.00%	586,707	9,865	6.74%
Securities purchased under agreements to resell - Other	500,000	8,364	6.70%	419,444	6,941	6.68%	—	—	0.00%
Other interest earning assets	68,127	938	5.52%	97,005	1,171	4.90%	71,067	858	4.84%

Total interest earning assets (1)	20,968,854	$385,282	7.37%	21,057,770	$377,595	7.25%	20,219,776	$359,760	7.13%

Nonearning assets (2)	2,128,630			1,996,179			1,770,629

Total assets	$23,097,484			$23,053,949			$21,990,405

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$6,374,663	$49,664	3.12%	$6,313,784	$48,481	3.11%	$6,106,236	$40,558	2.66%
Time deposits (2)	7,153,509	89,405	5.01%	6,872,764	84,603	4.99%	6,574,853	70,320	4.29%

Total interest bearing deposits	13,528,172	139,069	4.12%	13,186,548	133,084	4.09%	12,681,089	110,878	3.51%
Repurchase agreements	511,175	5,327	4.18%	763,461	8,555	4.54%	893,915	9,568	4.29%
Federal funds purchased and other short-term borrowings	635,665	8,404	5.30%	1,164,191	15,277	5.32%	1,108,012	13,825	5.00%
Long-term debt (2)	3,033,776	40,858	5.40%	2,925,030	40,018	5.53%	2,180,688	33,092	6.08%

Total interest bearing liabilities	17,708,788	$193,658	4.39%	18,039,230	$196,934	4.42%	16,863,704	$167,363	3.98%

Noninterest bearing demand deposits	2,935,570			2,780,374			3,032,861
Other liabilities (2)	287,182			166,607			128,912

Total liabilities	20,931,540			20,986,211			20,025,477
Shareholders’ equity	2,165,944			2,067,738			1,964,928

Total liabilities and shareholders’ equity	$23,097,484			$23,053,949			$21,990,405

Rate differential			2.98%			2.83%			3.15%
Net yield on interest-earning assets on a tax equivalent basis		$191,624	3.66%		$180,661	3.46%		$192,397	3.81%
Taxable equivalent adjustments (1):
Loans		(232)			(146)			(75)
Securities		(1,175)			(570)			(235)

Total taxable equivalent adjustments		(1,407)			(716)			(310)

Net interest income		$190,217			$179,945			$192,087

TOTAL AVERAGE DEPOSITS
Total interest bearing deposits	$13,528,172	$139,069	4.12%	$13,186,548	$133,084	4.09%	$12,681,089	$110,878	3.51%
Noninterest bearing demand deposits	2,935,570	—	—	2,780,374	—	—	3,032,861	—	—

Total average deposits	$16,463,742	$139,069	3.39%	$15,966,922	$133,084	3.38%	$15,713,950	$110,878	2.83%

(1)	Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.

(2)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Six Months Ended June 30,
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	2007			2006
	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
Loans, excluding mortgage warehouse loans, net of unearned income (2)	$15,049,035	$579,268	7.75%	$14,791,503	$548,904	7.47%
Mortgage warehouse loans	181,328	7,439	8.27%	401,215	12,772	6.42%
Loans held for sale (2)	1,585,954	54,161	6.89%	1,174,980	38,684	6.64%
Securities (2)	2,928,898	79,443	5.42%	2,925,367	73,352	5.02%
Securities purchased under agreements to resell - MWL	725,420	25,152	6.99%	596,331	19,342	6.54%
Securities purchased under agreements to resell - Other	459,945	15,305	6.69%	—	—	0.00%
Other interest earning assets	82,486	2,109	5.15%	73,953	1,698	4.63%

Total interest earning assets (1)	21,013,066	$762,877	7.31%	19,963,349	$694,752	7.01%

Nonearning assets (2)	2,062,770			1,791,735

Total assets	$23,075,836			$21,755,084

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$6,344,391	$98,145	3.12%	$6,071,428	$75,579	2.51%
Time deposits (2)	7,013,912	174,008	5.00%	6,550,327	135,267	4.16%

Total interest bearing deposits	13,358,303	272,153	4.11%	12,621,755	210,846	3.37%
Repurchase agreements	636,621	13,882	4.40%	884,343	17,685	4.03%
Federal funds purchased and other short-term borrowings	898,468	23,681	5.32%	880,467	21,095	4.83%
Long-term debt (2)	2,979,704	80,876	5.46%	2,237,189	64,252	5.78%

Total interest bearing liabilities	17,873,096	$390,592	4.40%	16,623,754	$313,878	3.81%

Noninterest bearing demand deposits	2,858,401			3,033,227
Other liabilities (2)	227,227			134,573

Total liabilities	20,958,724			19,791,554
Shareholders’ equity	2,117,112			1,963,530

Total liabilities and shareholders’ equity	$23,075,836			$21,755,084

Rate differential			2.91%			3.20%
Net yield on interest-earning assets on a tax equivalent basis		$372,285	3.56%		$380,874	3.84%
Taxable equivalent adjustments (1):
Loans		(379)			(158)
Securities		(1,744)			(469)

Total taxable equivalent adjustments		(2,123)			(627)

Net interest income		$370,162			$380,247

TOTAL AVERAGE DEPOSITS
Total interest bearing deposits	$13,358,303	$272,153	4.11%	$12,621,755	$210,846	3.37%
Noninterest bearing demand deposits	2,858,401	—	—	3,033,227	—	—

Total average deposits	$16,216,704	$272,153	3.38%	$15,654,982	$210,846	2.72%

(1)	Interest earned and average rates on securities and loans exempt from income taxes are reflected on a fully tax equivalent basis using a federal income tax rate of 35%, net of nondeductible interest expense.

(2)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

ASSET QUALITY (unaudited)

RATIOS	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006
Period end:
Allowance as a percent of net loans	1.15%	1.16%	1.13%	1.14%	1.14%
Total nonperforming assets as a percent of net loans and nonperforming assets	0.29%	0.22%	0.16%	0.10%	0.18%
Allowance as a percent of nonperforming assets	391%	525%	695%	1120%	649%
Allowance as a percent of nonperforming loans	460%	601%	1247%	1366%	802%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	0.20%	0.06%	0.12%	0.06%	0.04%
Year to date (annualized)	0.13%	0.06%	0.12%	0.12%	0.15%

NONPERFORMING ASSETS (Dollars in thousands)	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006
Nonaccrual loans	$38,719	$28,721	$14,025	$12,765	$21,957
Restructured loans	—	—	—	128	137

Total nonperforming loans	38,719	28,721	14,025	12,893	22,094
Other real estate owned	6,833	4,134	1,869	2,826	5,208
Loans held for sale	—	—	9,255	—	—

Total nonperforming assets	$45,552	$32,855	$25,149	$15,719	$27,302

Total charge-offs	$9,234	$3,542	$6,301	$6,809	$4,533
Total recoveries	(1,654)	(1,347)	(1,634)	(4,337)	(3,090)

Net charge-offs:
Quarter to date	$7,580	$2,195	$4,667	$2,472	$1,443
Year to date	$9,775	$2,195	$18,343	$13,676	$11,204

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN FINANCIAL MEASURES (unaudited)

RECONCILIATION OF CERTAIN FINANCIAL MEASURES (Dollars in thousands)	2nd Qtr. 2007	1st Qtr. 2007	Annualized % Change
Average deposit growth:
Average total deposits	$16,463,742	$15,966,922
Excluding:
Impact of Commercial Bankshares, Inc. acquisition	—	271,780

Average total deposits, as adjusted	$16,463,742	$16,238,702	6%

Average noninterest bearing transaction accounts	$2,935,570	$2,780,374
Excluding:
Impact of Commercial Bankshares, Inc. acquisition	—	49,242

Average noninterest bearing transaction accounts, as adjusted	$2,935,570	$2,829,616	15%

Average loan growth:
Average loans, excluding mortgage warehouse lending	$14,945,845	$15,153,371
Excluding:
Impact of Commercial Bankshares, Inc. acquisition	—	193,481
Impact of residential real estate loans sold in 1st Qtr. 2007	—	(484,184)

Average loans, excluding mortgage warehouse lending, as adjusted	$14,945,845	$14,862,668	2%

	2nd Qtr. 2007	1st Qtr. 2007	$ Change	% Change
Average mortgage warehouse assets on balance sheet:
Average securities purchased under agreements to resell – MWL	$810,840	$639,052	$171,788	27%
Average loans held for sale	1,834,099	1,249,410	584,689	47%
Average mortgage warehouse loans	166,867	195,951	(29,084)	-15%

Average mortgage warehouse assets on balance sheet	$2,811,806	$2,084,413	$727,393	35%

	Jun 30, 2007	Mar 31, 2007	$ Change	% Change
Period end mortgage warehouse assets under management:
Securities purchased under agreements to resell – MWL	$695,827	$827,610	$(131,783)	-16%
Loans held for sale	1,999,844	1,062,388	937,456	88%
Mortgage warehouse loans	189,354	166,552	22,802	14%

Total mortgage warehouse assets on balance sheet	2,885,025	2,056,550	828,475	40%
Securitization of mortgage warehouse assets	1,500,000	2,000,000	(500,000)	-25%

Total mortgage warehouse assets under management	$4,385,025	$4,056,550	$328,475	8%